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CUSIP No. G87210103

                                                                    Exhibit 99.1


                  JOINT FILING AGREEMENT AND POWER OF ATTORNEY

Joint Filing. Each of the undersigned persons does hereby agree to jointly file with the Securities and Exchange Commission a Schedule 13D on behalf of each of them with respect to their beneficial ownership of ordinary shares, no par value per share, in UTi Worldwide Inc.

Power of Attorney. Know all persons by these presents that each person whose signature appears below constitutes and appoints Roger I. MacFarlane and Rory Kerr, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Schedule 13D filed on behalf of each of them with respect to their beneficial ownership of securities of UTi Worldwide Inc., and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such person or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  January 3, 2005

                                            PTR HOLDINGS INC.


                                            By: /s/ Martin Wright
                                               --------------------------------
                                            Name:  Martin Wright
                                            Title: Director

                                            UNION-TRANSPORT HOLDINGS INC.


                                            By: /s/ Ian Whitecourt
                                               --------------------------------
                                            Name:  Ian Whitecourt
                                            Title: Director


                                            UNITED SERVICE TECHNOLOGIES LIMITED


                                            By: /s/ Edward Southey
                                               --------------------------------
                                            Name:  Edward Southey
                                            Title: Director